Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2017 relating to the consolidated financial statements of New Oriental Education & Technology Group Inc., its subsidiaries, variable interest entities and their schools and subsidiaries (collectively, the “Group”) appearing in the Annual Report on Form 20-F of New Oriental Education & Technology Group Inc. for the year ended May 31, 2017.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

January 26, 2018